UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 12, 2002

                                  TIFFANY & CO.
             (Exact name of registrant as specified in its charter)

       Delaware                     1-9494                   13-3228013
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(State or other jurisdiction     (Commission               (IRS Employer
    of incorporation)             File Number)             Identification No.)


727 Fifth Avenue, New York, New York                            10022
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(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code:       (212) 755-8000

                                 Not applicable
        (Former name and former address, if changed since last report.)


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     Item 5. Other Events

     On August 12, 2002, Tiffany & Co. announced that its wholly-owned subsidiary, TSAC Corp., has entered into a stock purchase agreement with Seymour Holtzman and certain of his affiliates, including Jewelcor Management, Inc., to purchase their shares of the common stock, par value $0.01 per share, of Little Switzerland, Inc. (OTCBB: LSVI.OB), representing approximately 12% of the outstanding Little Switzerland common stock, at $2.40 per share. Tiffany currently beneficially owns approximately 45% of Little Switzerland's outstanding common stock. The stock purchase agreement contemplates that TSAC Corp. promptly will commence a cash tender offer to acquire the balance of the outstanding shares of Little Switzerland's common stock at $2.40 per share. The stock purchase agreement will be subject to conditions identical to the conditions of the tender offer, including the minimum tender and majority of the minority conditions described below.

     The purchase price of $2.40 per share represents a 73 percent premium over the closing price of $1.39 on August 12, 2002. Neither the stock purchase agreement nor the tender offer is conditioned on Tiffany & Co. or any of its subsidiaries obtaining any financing or the approval of Little Switzerland's Board of Directors. The stock purchase agreement and the tender offer are, however, subject to the tender of a sufficient number of Little Switzerland shares so that, upon the closing of the tender offer and the stock purchase agreement, Tiffany would beneficially own at least 90% of the outstanding Little Switzerland common stock on a fully-diluted basis. In addition, the stock purchase agreement and the tender offer are subject to the tender of at least a majority of the outstanding Little Switzerland shares, excluding shares beneficially owned by Tiffany, Mr. Holtzman or any of Mr. Holtzman's affiliates.

     Tiffany & Co. expects to commence the tender offer on or soon after August 15, 2002. Tiffany anticipates causing TSAC Corp. to acquire any shares not purchased under the stock purchase agreement and in the tender offer through a "short form" merger at the same cash price per share as the tender offer, so long as the tender offer is successful and Tiffany & Co. beneficially owns at least 90% of the outstanding shares of Little Switzerland Common Stock after its completion, including the shares purchased pursuant to the stock purchase agreement. If the tender offer is successful, Tiffany & Co. intends to operate Little Switzerland as a separate business unit under the trade name LITTLE SWITZERLAND. A copy of the Company's press release with respect to the offering is filed as Exhibit 99.1 hereto.

     Item 7. Financial Statements and Exhibits

     (c) Exhibits

     Exhibit No           Description

     99.1                 Tiffany & Co. Press Release dated August 12, 2002





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                                   SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    August 13, 2002


                                TIFFANY & CO.
                                Registrant

                                By:    /s/  Patrick B. Dorsey
                                       ---------------------------------------
                                       Name:    Patrick B. Dorsey
                                       Title:   Senior Vice President,
                                                Secretary and General Counsel


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                                  EXHIBIT INDEX



       Exhibit No         Description

       99.1               Tiffany & Co. Press Release dated August 12, 2002